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                                                                  EXHIBIT 99
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[ZOLTEK logo]



FOR IMMEDIATE RELEASE                         NASDAQ NMS SYMBOL: "ZOLT"
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                     ZOLTEK COMPLETES ADDITIONAL FUNDING
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         ST. LOUIS, MISSOURI -- MAY 15, 2006 -- Zoltek Companies, Inc.
reported today that it had received $20 million of funding today under the previously announced amendment to its existing convertible financing facility of up to $60 million with institutional investors. Zoltek now has received a total of $50 million under this arrangement. The financing package is expected to provide a portion of the financial resources required to enable the Company to execute its planned expansion of its worldwide rated carbon fiber productive capacity.


                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110


This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, to meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.





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